Exhibit 99.B(d)(2)

Schedule B
to the
Investment Advisory Agreement
dated December 16, 1994
as amended and restated on December 10, 2003, March 8, 2006, December 7, 2006,
March 14, 2007, August 3, 2007, March 25, 2009, June 25, 2009,
December 9, 2009, February 16, 2010, December 6, 2011, March 28, 2012, August 7, 2014,
September 15, 2014, December 9, 2014, June 22, 2015, March 31, 2016, June 28, 2016,
September 11, 2017 and June 20, 2023
between
SEI Institutional Managed Trust
and SEI Investments Management Corporation
(formerly, SEI Financial Management Corporation)

Effective as of June 20, 2023, this Schedule B supersedes Schedule A to the Investment Advisory Agreement between SEI Institutional Managed Trust and SEI Financial Management Corporation (now SEI Investments Management Corporation) dated December 16, 1994.

Pursuant to Article 4, the Trust shall pay the Adviser compensation at an annual rate as follows:

Large Cap Fund	0.39%
Large Cap Value Fund	0.35%
Large Cap Growth Fund	0.40%
Tax-Managed Large Cap Fund	0.40%
Small Cap Fund	0.65%
Small Cap Value Fund	0.65%
Small Cap Growth Fund	0.65%
Tax-Managed Small/Mid Cap Fund	0.65%
Mid-Cap Fund	0.40%
Core Fixed Income Fund	0.275%
High Yield Bond Fund	0.4875%
Real Estate Fund	0.65%
U.S. Managed Volatility Fund	0.65%
Global Managed Volatility Fund	0.65%
Real Return Fund	0.22%
Tax-Managed Managed Volatility Fund	0.65%
S&P 500 Index Fund	0.03%
Multi-Strategy Alternative Fund	1.50%
Multi-Asset Accumulation Fund (inclusive of CFC)	0.75%
Multi-Asset Income Fund	0.60%
Multi-Asset Inflation Managed Fund (inclusive of CFC)	0.55%
Multi-Asset Capital Stability Fund	0.40%
Dynamic Asset Allocation Fund	0.60%
Conservative Income Fund	0.10%
Tax-Free Conservative Income Fund	0.10%
Tax-Managed International Managed Volatility Fund	0.65%
Large Cap Index Fund	0.05%
Liquid Alternative Fund	0.50%

[Signatures follow on next page]

SEI Institutional Managed Trust	SEI Investments Management Corporation

By:	/s/ Stephen G. MacRae	By:	/s/ James Smigiel

Name:	Stephen G. MacRae	Name:	James Smigiel

Position:	Vice President	Position:	Chief Investment Officer